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                                                         As Amended and Restated
                                                                  April 28, 1999

                       SECOND AMENDED AND RESTATED BYLAWS

                                       OF

                      HEALTH CARE PROPERTY INVESTORS, INC.

                                   ARTICLE I


                                    OFFICES

          SECTION 1. REGISTERED OFFICE -- The registered office of the Corporation shall be established and maintained at the office of THE CORPORATION TRUST INCORPORATED, 32 South Street, Baltimore, Maryland 21202, and THE CORPORATION TRUST INCORPORATED shall be the resident agent of this Corporation.

          SECTION 2. OTHER OFFICES -- The Corporation may establish such other offices, within or without the State of Maryland, at such place or places as the Board of Directors from time to time may designate, or which the business of the Corporation may require.

                                  ARTICLE II


                                 STOCKHOLDERS

          SECTION 1. ANNUAL MEETINGS -- Annual meetings of stockholders for the election of directors to succeed directors whose terms are expiring and the transaction of any business within the powers of the Corporation, shall be held on a date and at a time between April 15 and May 15, inclusive, as designated by the Board of Directors at such place, within or without the State of Maryland, as the Board of Directors by resolution shall determine, and as set forth in the notice of the meeting.

          If the date of the annual meeting shall fall on a legal holiday of the state in which the meeting is to be held, the meeting shall be held on the next succeeding business day.

          SECTION 2. SPECIAL MEETINGS -- Special meetings of the stockholders, for any purpose or purposes, may be called by the Chief Executive Officer, the President, or a majority of the Board of Directors, and shall be called by the Secretary or any
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other officer upon written request of stockholders holding in the aggregate not less than 50% of the outstanding shares entitled to vote on the business proposed to be transacted thereat. Any such request of the stockholders shall state the purpose of the meeting and the matters proposed to be acted on at such meeting. The Secretary or other officer of the Corporation shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing notice of the proposed special meeting and, upon payment to the Corporation of such estimated costs, the Secretary or other officer of the Corporation shall give notice to each stockholder entitled to notice of the special meeting. Unless requested by stockholders entitled to cast a majority of all votes entitled to be cast at a meeting of stockholders, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders of the Corporation held during the preceding twelve months. Special meetings of stockholders may be held at such time and place, within or without the State of Maryland, as shall be stated in the notice of the meeting. The notice of a special meeting shall state the nature of the business to be transacted and no other business shall be considered at the meeting.

          SECTION 3. NOTICE OF MEETINGS -- Written or printed notice, stating the place, date and time of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation by United States mail, postage prepaid, not less than ten
(10) nor more than ninety (90) days before the date of the meeting, unless any provisions of the laws of the State of Maryland shall prescribe a differing elapsed period of time. No business other than that stated in the notice shall be transacted at any special meeting.

          SECTION 4. VOTING -- At each annual meeting the stockholders entitled to vote shall elect directors to succeed the directors whose terms are expiring, and the stockholders may transact such other corporate business as may be within the powers of the Corporation. The vote for directors, and, upon the demand of any stockholder entitled to vote on any such matter, the vote upon any question before the meeting, shall be by ballot. All elections of directors shall be by a plurality of the votes cast, and all questions shall be decided by a majority vote, except as otherwise provided by the Charter of the Corporation or by the laws of the State of Maryland.

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          The directors may fix a day not more than ninety (90) days nor less than ten (10) days prior to the holding of any meeting of stockholders as the date as of which stockholders entitled to notice of and to vote at such meeting shall be determined; and only stockholders of record on such day shall be entitled to notice of or to vote at any such meeting.

          Each stockholder entitled to vote, in accordance with the terms of the Charter and the provisions of these Bylaws, shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after eleven (11) months from its date unless such proxy provides for a longer period. In no case shall any proxy be given for a period in excess of ten (10) years from the date of its execution.

          SECTION 5. QUORUM -- Except as provided in the next section hereof, any number of stockholders together holding a majority of the stock issued and outstanding and entitled to vote thereat, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If, at any meeting less than a quorum shall be present or represented, those present, either in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock shall be present, at which time any business may be transacted which might have been transacted at the meeting as originally noticed.

          SECTION 6. ACTION WITHOUT MEETING -- Any action to be taken by the stockholders may be taken without a meeting, if, prior to such action, all stockholders entitled to vote thereon shall consent in writing to such action being taken, and such consent shall be treated for all purposes as a vote at a meeting.

          SECTION 7. NOMINATIONS AND STOCKHOLDER BUSINESS

          (a)  Annual Meetings of Stockholders.
               -------------------------------

               (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in this Section 7(a), who is entitled to vote at the meeting and who

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complied with the notice procedures set forth in this Section 7(a).

          (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

          (3) Notwithstanding anything in the second sentence of paragraph
(a)(2) of this Section 7 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or

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specifying the size of the increased Board of Directors made by the Corporation at least seventy (70) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 7(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

          (b)  Special Meetings of Stockholders.  Only such business shall be
               --------------------------------
conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 7(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 7(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section 7 (together with the information and consents required pursuant to clauses (ii) and (iii) of paragraph (a)(2)) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

          (c)  General.
               -------

               (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 7 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in

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this Section 7. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this
Section 7 and, if any proposed nomination or business is not in compliance with this Section 7, to declare that such defective nomination or proposal be disregarded.

               (2) For purposes of this Section 7, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

               (3) Notwithstanding that foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7. Nothing in this Section 7 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

               (4) This Section 7 shall become effective on May 1, 1995.

          SECTION 8. INSPECTORS -- The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them.
No

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director or candidate for the office of director shall act as inspector of an election of directors.  Inspectors need not be stockholders.

                                  ARTICLE III


                                   DIRECTORS

          SECTION 1.  NUMBER AND TERM -- The number of directors shall be seven
(7) until changed by amendment to this Section of the Bylaws duly adopted by the Board of Directors or stockholders. In no case shall the number of directors ever be less than three (3). Notwithstanding the foregoing, upon the occurrence of a default in the payment of dividends on any class or series of preferred stock, or any other event, which will entitle the holders of any class or series of preferred stock to elect additional directors of the Corporation, the number of directors of the Corporation will thereupon be increased by the number of additional directors to be elected by the holders of such class or series of preferred stock, and such increase in the number of directors shall remain in effect for so long as the holders of such class or series of preferred stock are entitled to elect such additional directors.

          The Board of Directors of this Corporation shall be classified into three classes, with the number of directors in each class being as nearly equal as possible. Initially there shall be two directors in Class 1, two directors in Class 2, and three directors in Class 3. Each director in Class 1 initially shall serve for a term ending at the annual meeting of stockholders in 1986; each director in Class 2 shall serve for an initial term ending at the annual meeting of stockholders in 1987; and each director in Class 3 shall serve for an initial term ending at the annual meeting of stockholders in 1988. After the respective initial terms of the classes indicated, each such class of directors shall be elected for successive terms ending at the annual meeting of stockholders the third year after election.

          Directors need not be stockholders.

          SECTION 2. QUORUM -- A majority of the directors shall constitute a quorum for the transaction of business. If, at any meeting of the Board, there shall be less than a quorum present, a majority of those present may adjourn the meeting, from time to time, until a quorum is obtained, and no further notice thereof

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need be given other than by announcement at said meeting which shall be so adjourned.

          SECTION 3. FIRST MEETING -- The newly elected directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after the annual meeting of stockholders or the time and place of such meeting may be fixed by written consent of the entire Board.

          SECTION 4. ELECTION OF OFFICERS -- At the first meeting, or at any subsequent meeting called for that purpose, the directors shall elect the officers of the Corporation, as more specifically set forth in ARTICLE V of these Bylaws. Such officers shall hold office until the next annual election of officers, or until their successors are elected and shall have qualified.

          SECTION 5. REGULAR MEETINGS -- Regular meetings of the Board of Directors shall be held at such places and times as shall be determined, from time to time, by resolution of the Board of Directors without other notice than such resolution.

          SECTION 6. SPECIAL MEETINGS -- Special meetings of the Board of Directors may be called by the Chief Executive officer, the President, or by the Secretary on prior notice to each Director. In case such notice is mailed, it shall be given at least four (4) days prior to the time of the holding of the meeting. In case such notice is given personally, or by telephone, facsimile correspondence or telegram, it shall be given at least twenty-four (24) hours prior to the time of the holding of the meeting.

          SECTION 7. PLACE OF MEETINGS -- The directors may hold their meetings, and have one or more offices, and keep the books of the Corporation outside the State of Maryland at any office or offices of the Corporation, or at any other place as they from time to time by resolution may determine.

          SECTION 8. DISPENSING WITH NOTICE -- The transactions of any meeting of the Board of Directors which is not properly called or noticed, regardless of how called and noticed or wherever held, shall be as valid as though had at A meeting duly held after regular call and notice if a quorum be present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting.

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All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting need not be given to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director.

          SECTION 9. ACTION WITHOUT MEETING -- Any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board of Directors or committee.

          SECTION 10. TELEPHONIC MEETINGS -- Unless otherwise restricted by the Charter or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

          SECTION 11. GENERAL POWERS OF DIRECTORS -- The Board of Directors shall manage the business and affairs of the Corporation, and, subject to the restrictions imposed by law, exercise all the powers of the Corporation, except as conferred on or reserved to the stockholders by law or by the Charter or these Bylaws.

          SECTION 12. SPECIFIC POWERS OF DIRECTORS -- Without prejudice to such general powers, it hereby is expressly declared that the directors shall have the following powers, to the extent permitted under the laws of the State of Maryland, subject to the provisions of the Charter and other provisions of these
Bylaws:

               (1) To make and change regulations, not inconsistent with these Bylaws, for the management of the business and affairs of the Corporation.

               (2) To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire.

               (3) To pay for any property purchased for the Corporation, either wholly or partly in money, stock, bonds, debentures or other securities of the Corporation.

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               (4)  To borrow money and make and issue notes, bonds and other negotiable and transferable instruments, mortgages, deeds of trust and trust agreements, and to do every act and thing necessary to effectuate the same.

               (5) To lease and rent real property whether in the capacity of lessor or lessee.

               (6) To dispose of or transfer property, both real and personal, in any fashion or by any lawful means, including, without limitation, by lease and as security for borrowings of the Corporation.

               (7) To lend money and acquire loans made by others, and to accept, in connection therewith, notes, bonds and other transferable instruments, mortgages, deeds of trust and trust agreements of others, and to do every act and thing otherwise necessary in connection therewith.

               (8) To make investments from time to time with funds of the Corporation and to dispose of such investments.

               (9) To remove any officer when, in their judgment, the best interests of the Corporation shall be served thereby, and, in their discretion, from time to time to devolve the powers and duties of any officer upon any other officer or person for the time being.

               (10) To appoint and remove or suspend subordinate officers, agents, or factors as they may deem necessary, and to determine their duties, and to fix and from time to time to change their salaries or remuneration, and to require security as and when they think fit.

               (11) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, agents and factors.

               (12) To determine who shall be authorized, on behalf of the Corporation, to make and sign bills, notes, acceptances, endorsements, contracts and other instruments.

               (13) To determine who shall be entitled, in the name and on behalf of the Corporation, to vote upon or to assign and transfer any shares of stock, bonds or other securities of other corporations held by this Corporation.

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               (14) To authorize the Corporation to enter into, and to execute and deliver, and to modify, amend or terminate, from time to time, agreements, notes, acceptances, bills of sale, documents of transfer or other documents or instruments of any kind or nature whatsoever, in furtherance of or in connection with lawful activities of the Corporation.

               (15) To delegate any of the powers of the Board, in relation to the ordinary business of the Corporation, to any standing or special committee, or to any officer or agent (with power to sub-delegate), upon such terms as they deem fit.

               (16) To call special meetings of the stockholders for any purpose or purposes.

          SECTION 13. COMPENSATION -- Directors shall receive no stated salary for their services as directors but, by resolution of the Board, may receive fixed fees per year and/or per meeting, and expenses of attendance for attendance at each meeting.

          Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, or otherwise, and receiving compensation therefor.

                                  ARTICLE IV


                                  COMMITTEES

          SECTION 1. APPOINTMENTS AND POWERS -- The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board of Directors, designate one or more committees, including, without limitation an Audit Committee, an Investment Committee and a Compensation Committee, each consisting of one (1) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of a committee who may replace any absent or disqualified member at any meeting of the committee. Such alternate members shall not be counted for purposes of determining a quorum unless so appointed, in which case they shall be counted in the place of the absent or disqualified member. The committee, to the extent provided in said resolution or resolutions or in these Bylaws and permitted under the laws of the State of Maryland, shall have and may exercise the powers of the Board of Directors in the management

                                      -11-
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of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors.

          SECTION 2. MINUTES -- Committees shall keep regular minutes of their proceedings, and report the same to the Board of Directors when required.

          SECTION 3. AUDIT COMMITTEE -- The Audit Committee shall select and engage on behalf of the Corporation, subject to the consent of the stockholders, and fix the compensation of, a firm of certified public accountants whose duty it shall be to audit the books and accounts of the Corporation and its subsidiaries for the fiscal year for which they are appointed, and who shall report to such Committee. The Audit Committee shall confer with the auditors and shall determine, and from time to time shall report to the Board of Directors upon, the scope of the auditing of the books and accounts of the Corporation and its subsidiaries. The Audit Committee shall also be responsible for determining that the business practices and conduct of employees and other representatives of the Corporation and its subsidiaries comply with the policies and procedures of the Corporation. None of the members of the Audit Committee shall be officers or employees of the Corporation.

          SECTION 4. INVESTMENT COMMITTEE -- The Investment Committee shall have the power to approve the acquisition and disposition of real estate and other investments in the best interests of the Corporation. The Investment Committee shall have such other powers as may be delegated by the Board of Directors from time to time.

          SECTION 5. COMPENSATION COMMITTEE -- The Compensation Committee shall establish a general compensation policy for the Corporation and shall have the responsibility for the approval of increases in directors' fees and in salaries paid to officers and senior employees earning in excess of an annual salary to be determined by the Compensation Committee. The Compensation Committee shall have all of the powers of administration under all of the Corporation's employee benefit plans, including any stock option plans, bonus plans, retirement plans, stock purchase plans and medical, dental and insurance plans. In connection therewith, the Compensation Committee shall determine, subject to the provisions of the Corporation's plans, the directors, officers and employees of the Corporation eligible to participate

                                      -12-
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in any of the plans, the extent of such participation and the terms and conditions under which benefits may be vested, received or exercised. All of the members of the Compensation Committee shall be directors who are not eligible to receive compensation pursuant to the stock incentive plans administered by the Compensation Committee.

                                   ARTICLE V


                                   OFFICERS

          SECTION 1. OFFICERS -- The officers shall be elected at the first meeting of the Board of Directors after each annual meeting of stockholders.
The Board of Directors shall elect a Chief Executive Officer, a President, a Secretary and a Treasurer, and may elect one or more Vice Presidents as they may deem proper. Any person may hold two or more offices, except that no one person shall concurrently hold the offices of President and Vice-President.

          The Board of Directors may elect such other officers and agents as it may deem advisable, who shall hold office for such terms and shall exercise such powers and perform such duties as shall from time to time be determined by the Board of Directors.

          SECTION 2. CHIEF EXECUTIVE OFFICER -- The Chief Executive Officer shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of a corporation. He shall have general supervision, direction and control of the business of the Corporation. He shall also exercise such further powers and perform such other duties as may be conferred upon him by the Bylaws or the Board of Directors from time to time. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and he may cause the corporate seal to be affixed to any instrument or document executed on behalf of the Corporation. In the event that no other individual shall at that time have been appointed by the Board of Directors to, and hold, the office of President of the Corporation, the individual appointed by the Board to the position of Chief Executive Officer shall also, by virtue of holding such office, be deemed to hold the office of President, and any action taken by such individual in his capacity as Chief Executive Officer will also be deemed action of the President.

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

          SECTION 3. PRESIDENT -- The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall have general supervision, direction and control of the business of the Corporation. He shall also exercise such further powers and perform such other duties as may be conferred upon him by the Bylaws or the Board of Directors from time to time. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and he may cause the corporate seal to be affixed to any instrument or document executed on behalf of the Corporation. In the event that no other individual shall at that time have been appointed by the Board of Directors to, and hold, the office of President of the Corporation, the individual appointed by the Board of Directors to the office of Chief Executive Officer shall also, by virtue of holding such office, be deemed to hold the office of President, and any action taken by such individual in his capacity as Chief Executive officer will also be deemed action of the President.

          SECTION 4. VICE PRESIDENTS -- Each Vice President shall have such powers and shall perform such duties as are usually vested in the office of Vice President of a corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall have the power to execute bonds, mortgages and other contracts on behalf of the Corporation, and he may cause the corporate seal to be affixed to any instrument or document executed on behalf of the Corporation.

          SECTION 5. SECRETARY -- The Secretary shall give, or cause to be given, notice of all meetings of stockholders and the Board of Directors, and all other notices required by law or by these Bylaws, and, in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, the President, the Board of Directors, or the stockholders upon whose request the meeting is called as provided in these Bylaws. He shall record all proceedings of meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Directors or the Chief Executive Officer or President. He shall have custody of the corporate seal, and shall have the power to affix said seal to all instruments or documents executed on behalf of the Corporation.

          SECTION 6. TREASURER -- The Treasurer shall have the custody of the corporate funds and securities, and shall keep

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

full and accurate accounts of receipts and disbursements in books belonging to the Corporation. He shall deposit all monies and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

          The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President or Chief Executive Officer, taking proper vouchers for such disbursements. He shall render to the President or Chief Executive officer and the Board of Directors, at the regular meetings of the Board, or whenever they may request it, an accounting of all his transactions as Treasurer, and of the financial condition of the Corporation.

          If required by the Board of Directors, he shall give the Corporation a bond for the faithful discharge of his duties, in such amount and with such surety as the Board shall prescribe.

          SECTION 7. CHAIRMAN -- The Chairman, if one is elected, shall preside at all meetings of the Board of Directors and stockholders, and shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

          SECTION 8. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS -- Assistant Secretaries and Assistant Treasurers, if any, may be appointed by the Chief Executive Officer, the President or Vice President and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Secretary and by the Treasurer.

                                  ARTICLE VI


            RESIGNATIONS; FILLING OF VACANCIES; REMOVAL FROM OFFICE

          SECTION 1. RESIGNATIONS -- Any director or officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and, if no time be specified, at the time of its receipt by the Board of Directors, the Chief Executive Officer, the President or the Secretary. The acceptance of a resignation shall not be necessary to make it effective.

          SECTION 2. FILLING OF VACANCIES -- If the office of any officer or director becomes vacant, other than vacancies on the Board of Directors created by an increase in the number of

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

directors, the remaining directors in office, although less than a quorum, may appoint, by a majority vote, any qualified person to fill such vacancy, who shall hold office for the unexpired term of his predecessor, or until his successor is elected or appointed and shall have qualified.

          Any vacancy on the Board of Directors occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire Board, for a term of office continuing only until the next election of directors by the stockholders or may be filled by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

          SECTION 3. REMOVAL FROM OFFICE -- A director may be removed from office only by the stockholders or the Board of Directors of the Corporation in the manner and by the vote set forth in the Charter of the Corporation. The stockholders of the Corporation may elect a successor or successors to fill any vacancy or vacancies which result from the removal of a director or directors, and each such successor will serve for the unexpired term of the removed director.

          Any officer or agent elected or appointed by the Board of Directors, may be removed by said Board whenever, in its judgment, the best interests of the Corporation shall be served thereby.

                                  ARTICLE VII


                                 CAPITAL STOCK

          SECTION 1. CERTIFICATES OF STOCK -- Certificates of stock, numbered, and with the seal of the Corporation affixed, signed by the Chief Executive Officer (if the Board shall not have then appointed a President in which case the actions of the Chief Executive Officer shall, for purposes of Maryland law, be deemed those of the President), the President or a Vice President, and countersigned by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, shall be issued to each stockholder, certifying to the number of shares owned by him in the Corporation. The signatures on certificates of stock may be either manual or facsimile.

          In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue. Each certificate representing shares of the capital stock of the Corporation shall bear on its face or back such statements relating to the authority of the Corporation to issue more than one class of stock, the designations and other terms and conditions of each such class of stock and restrictions on transferability of capital stock imposed by the Corporation, or a statement that such information will be provided on request and without charge, all as and to the extent which may be required by the laws of the State of Maryland.

          SECTION 2. LOST CERTIFICATES -- A new certificate of stock may be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost or destroyed, and the Board of Directors may, at their discretion, request the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond, in such sum as the Board of Directors may direct, but not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate.

          SECTION 3. TRANSFER OF SHARES -- Subject to the restrictions that may be contained in the Charter, the shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized representatives.

          SECTION 4. DIVIDENDS -- Subject to the provisions of the Charter and the laws of the State of Maryland, the Board of Directors may, at any regular or special meeting, declare dividends upon the capital stock of the Corporation, as and when the Board of Directors may deem expedient.

                                 ARTICLE VIII


                           MISCELLANEOUS PROVISIONS

          SECTION 1. CORPORATE SEAL -- The Board of Directors shall adopt and may alter a common seal of the Corporation. Said seal shall be circular in form and shall contain the name of the Corporation, the year of its creation, and the words: "CORPORATE SEAL, MARYLAND." It may be used by causing it or a facsimile thereof to be impressed, affixed, or otherwise reproduced.

          SECTION 2. FISCAL YEAR -- The fiscal year of the Corporation shall end on the 31st day of December of each calendar year.

          SECTION 3. CHECKS, DRAFTS, NOTES -- All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as from time to time shall be determined by resolution of the Board of Directors or, in the absence of any specific resolution of the Board of Directors, or if not otherwise provided by the Board of Directors, may be signed by the Chief Executive Officer, the President or any Vice President.

          SECTION 4. CORPORATE RECORDS -- The Corporation shall keep correct and complete books of account and minutes of the proceedings of its stockholders and Board of Directors.

          The Corporation shall keep and maintain at its principal office a certified copy of its Charter and all amendments thereto, a certified copy of its Bylaws and all amendments thereto, a stock ledger or duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all stockholders, their residence addresses, and the number of shares held by them, respectively. In lieu of the stock ledger or duplicate stock ledger, a statement may be filed in the principal office stating the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address (including street and number, if any) where such stock ledger or duplicate stock ledger is kept.

          The Board of Directors shall take all reasonable steps to assure that a full and correct annual statement of the affairs of the Corporation is prepared annually, including a balance sheet and a financial statement of operations for the preceding fiscal year which shall be certified by independent certified public accountants, and distributed to stockholders within one hundred and twenty (120) days after the close of the Corporation's fiscal year and a reasonable period of time prior to the annual meeting of stockholders. Such annual statement shall also be submitted at the annual meeting and shall be filed within twenty (20) days thereafter at the principal office of the Corporation in the State of Maryland. The Board of Directors shall also be responsible for scheduling the annual meeting of stockholders.

          SECTION 5. NOTICE AND WAIVER OF NOTICE -- Whenever, pursuant to the laws of the State of Maryland or these Bylaws, any notice is required to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

          Any notice required to be given may be waived, in writing, by the person or persons entitled thereto, whether before or after the time stated therein.

                                  ARTICLE IX


                                  AMENDMENTS

          SECTION 1. AMENDMENTS OF BYLAWS -- The stockholders by the affirmative vote of the holders of two-thirds (2/3) of the stock issued and outstanding and entitled to vote, or the directors, by the affirmative vote of a majority of the entire Board of Directors, may amend or alter any of these Bylaws. Notwithstanding the foregoing, any amendment to Section 1 of Article III of the Bylaws which increases the number of directors by more than one (1) in any twelve (12) month period or increases the total number of directors to more than nine (9), and any amendment to this Section 1 of Article IX of the Bylaws, shall require approval by the Board of Directors by unanimous vote or approval by the stockholders of the Corporation by the affirmative vote of 90% of all votes entitled to be cast.

                                   ARTICLE X


                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

          SECTION 1. INDEMNIFICATION -- The Corporation shall indemnify and hold harmless, in the manner and to the fullest extent permitted by law, any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or, as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, partner, member, agent or employee of another corporation, partnership, limited liability company, association, joint venture, trust, benefit plan or other enterprise (including without limitation service in the administration and management of any separate, segregated fund established for purposes of collecting and distributing voluntary employee political contributions to federal election campaigns pursuant to the Federal Election Campaign Act of 1971, as amended from time to time). To the fullest extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The Corporation may, with the approval of the Board of Directors, provide such indemnification and advancement of expenses as set forth in the preceding sentences of this Section 1 of this Article X of the Bylaws to agents and employees of the Corporation, other than officers and directors. The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any officer or director or employee against any liability which may be asserted against such person.

          SECTION 2. PROVISIONS NOT EXCLUSIVE -- This Article X shall not be construed as a limitation upon the power of the Corporation to indemnify any other person for any such expenses to the fullest extent permitted by law, or upon the power of the Corporation to enter into contracts or undertakings of indemnity with a director, officer, employee or agent of the Corporation, nor shall it be construed as a limitation upon any other rights to which a person seeking indemnification from the Corporation may be entitled under any agreement, the Charter of the Corporation, or vote of stockholders or disinterested directors, or otherwise, both as to any action in such person's official capacity and as to any action in another capacity while holding any office of the Corporation.

          SECTION 3. RESTRICTION ON REPEAL OR MODIFICATION -- Any repeal or modification of any section of this Article X of the Bylaws by the stockholders or directors of the Corporation shall be prospective only, and shall not adversely affect any right to indemnification or advancement of expenses hereunder existing at the time of such repeal or modification.